UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 24th, 2012

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2012 Gencor Industries, Inc., issued a press release announcing changes to its management team effective May 28, 2012.

Eric E. Mellen who joined Gencor in 2011 as Director of Corporate Development will be promoted to Chief Financial Officer. Previously, Eric worked at PricewaterhouseCoopers for eleven years and IBM Corporation for six years in progressive finance roles, as well as four years in business valuation and advisory services. He has a BS in Finance and Management and an MBA.

As a result, Marc G. Elliott will transfer his Principal Financial and Accounting Officer duties to Eric. Marc will continue as President of Gencor Industries, a position he has held since 2005.

Larry C. Maingot will be promoted to Vice President and Controller from Director of Finance. Larry joined Gencor in 2009 after working at Bairnco Corporation for fifteen years, most recently as Chief Financial Officer. Prior to Bairnco, Larry worked at Arthur Andersen LLP for five years. Larry holds a BS in Accounting.

Larry K. Miles will be promoted to Vice President of Product Support. Larry joined Gencor in 2006 as Director of Product Support. Previously, he worked for seventeen years at FMC Corporation and Hyster Company for thirteen years. Larry also worked at Tesco Equipment LLC for four years in the areas of engineering, manufacturing, quality, logistics, and customer service. Larry holds a BS in Engineering.

Gencor’s press release dated May 24, 2012, regarding this appointment appears as Exhibit 99.20 to this Form 8-K report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.20	Press Release dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

May 24th, 2012	By:	/s/ E.J. Elliott
E.J. Elliott, Chairman and Chief Executive Officer

May 24th, 2012	By:	/s/ Marc G. Elliott
Marc G. Elliott, President & Acting Chief Financial Officer

Index to Exhibits

Exhibits No.	Description

99.20	dated May 24th, 2012